         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                                     Exhibit 10.8
                                                     ------------

                        INTERNATIONAL RESELLER AGREEMENT

     This International Reseller Agreement ("Agreement") dated as of July 31, 1998 (the "Effective Date"), is by and between Engage Technologies, Inc., with offices at 100 Brickstone Square, Andover, Massachusetts, U.S.A. 01810 ("Engage") and Engage Technologies Japan, Inc., with offices at Hitotsubashi 1-2-2, Chiyoda-ku, Tokyo, Japan 100-8601, formerly known as Sumisho Mineral Resources Development Co., Ltd. ("Reseller").

     WHEREAS, Reseller is a joint venture in which Sumitomo Corporation ("SC") will hold a 51% ownership interest and Engage will hold a 49% ownership interest formed for purposes of pursuing business opportunities in the territory of Japan through distribution and commercialization of certain Engage products in accordance with the Letter of Intent executed by the parties dated on or about June 18, 1998.

     NOW, THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   Definitions.
     -----------

     "End User" means any person or entity in the Territory that uses a Product
      --------
solely for its own internal purposes within the Territory and does not further distribute, resell, license, sublicense, use as a Service Bureau, or otherwise convey to any other person or entity the Product, in whole or in part, or any rights in the Product.

     "End User License" means an end user license substantially similar to
      ----------------
Engage's End User License as modified by the terms of this Agreement, as such Engage's End User License may be modified by Engage from time to time, that accompanies a Product and grants an End User a limited right to use the Product,. Engage's current forms of End User License are attached hereto as Exhibit A.
----------

     "Pilot Program License" means a pilot program license substantially similar
      ---------------------
to Engage's Pilot Program License as modified by the terms of this Agreement, as such Engage's Pilot Program License may be modified by Engage from time to time, that accompanies a Product and grants a prospective End User a limited right to use the

Product for a limited period of time solely for trial or evaluation purposes. Engage's current form of Pilot Program License is attached hereto as Exhibit B.
                                                                     ----------

     "Maintenance Services Agreement" has the meaning set forth in Section
      ------------------------------
2.4.6.

     "Marks" has the meaning set forth in Section 6.
      -----

     "Products" shall have the meaning as defined in the Shareholders Agreement.
      --------

     "Service Bureau" means a person or entity that uses a Product for the
      --------------
benefit of third parties where such person or entity receives in return anything of value.

     "Shareholders Agreement" means the Shareholders Agreement in relation to
      ----------------------
the Reseller of even date herewith between Engage and SC.

     "Territory" means Japan.
      ---------

     "Territory List Price" means Engage's retail price list for Products
      --------------------
localized for the Territory.

     "Update" means any (i) update, version, release, revision code, patch, bug
      ------
fix or modified form of a Product that Engage will make available at no additional charge to licensees of a Product pursuant to this Agreement or any other agreement between Engage and Reseller or SC in relation to maintenance services or otherwise, and (ii) versions of the Products localized for the Territory pursuant to the Maintenance Services Agreement, the Shareholders Agreement or any other agreement between Engage and Reseller or SC.

     "U.S. List Price" means Engage's North America retail price list for the
      ---------------
Products.

     "WarrantyDefect" has the meaning set forth in Section 2.4.7.
      --------------

     "WarrantyPeriod" has the meaning set forth in Section 2.4.7.
      --------------

2.   Distribution of Products.
     ------------------------

     2.1  Grant of Rights.  Subject to the terms of this Agreement, Engage
          ---------------
grants Reseller an exclusive non-transferable right (except as provided in Clause 22.2 of the Shareholders Agreement), with the right to grant sublicenses as provided in Section 2.2, solely in the Territory to: (i) market, distribute and sell licenses to use the Products directly to End Users; (ii) sell prospective End Users Pilot Program Licenses to use the Products; (iii) use the Products internally solely at Reseller's principal sales office for purposes of
(a) providing maintenance and support services, and (b) demonstrating the operation and capabilities of the Products to prospective End Users and subdistributors; (iv) make a reasonable number of copies of the Products solely for purposes of internal back-up; and (v) use the Marks, as permitted in Section 6, for purposes of marketing, distributing and selling licenses to use the Products. Reseller shall not authorize or appoint any third party as a subdistributor or other sales agent with respect to the Products except as in accordance with Section 2.2.

     2.2  Subdistributors.  With the prior written consent of Engage (which
          ---------------
shall not be unreasonably withheld), Reseller may sublicense its rights under
Section 2.1 to subdistributors to further the objectives set forth in this Agreement; provided that each such subdistributor agrees to perform the duties set forth in this Agreement listed below. Reseller shall notify Engage in writing of its intention to appoint any such subdistributor and the subdistributor's proposed territory, and provide with such notification a full description of the proposed appointee, including without limitation a description of its existing territory, facilities, management, sales and marketing personnel, clientele, product lines, including products which might be competitive with the Products, financial resources, reputation in the marketplace, and any other factors relevant to the capability of such appointee to effectively market and service the Products in the Territory. Reseller shall execute an agreement with each subdistributor under which the subdistributor is obligated to comply with the provisions set forth in this Agreement to the extent applicable, including without limitation those set forth in Sections 2.3, 2.4, 5, 6, 7, 9.1, 10.2 and 11-13. In addition, such agreement shall provide that (i) termination or expiration of this Agreement shall automatically terminate such agreement, and (ii) each subdistributor shall provide Reseller with the records and right of inspection set forth in Section 4.4. Reseller shall at all times during the term of this Agreement use best efforts to ensure that each subdistributor complies with the terms of said agreement. If Reseller becomes aware of any violation of the agreement, it will immediately notify Engage, and Reseller shall take all reasonable steps as directed by Engage to stop such violation and/or terminate such agreement. Reseller shall remain primarily responsible to Engage for all of its subdistributors' activities. All ordering of Products from Engage shall be made by Reseller only pursuant to
Section 3. Notwithstanding anything in this Agreement to the contrary, no subdistributor shall have the right to grant sublicenses with respect to the rights in Section 2.1.

     2.3  Restrictions.  Reseller will not (and will not allow any third party
          ------------
to) (i) reverse engineer or attempt to discover any source code or underlying ideas or algorithms of a Product, (ii) modify, translate, or otherwise create "Derivative Works" (as defined at 17 U.S.C. Section 101) of a Product, (iii) incorporate or embed a Product, in whole or in part, into another product or other computer software code, (iv) reproduce or otherwise manufacture a Product,
(v) provide, lease, lend, or use a Product for timesharing or Service Bureau purposes, (vi) allow the removal, alteration, covering or obscuring of any copyright notice or any other notice or mark that appears on a Product, on any copies, or any media, or (vii) copy a Product, except as expressly permitted herein. Reseller shall not solicit or accept any order for Products from a person or entity located outside of the Territory. Reseller shall be fully responsible for the actions of each of its employees and independent contractors with respect to the proper use and protection of the Products. All rights not expressly granted to Reseller herein are reserved by Engage. There are no implied rights.

     2.4  Reseller's Duties.
          -----------------

          2.4.1  Marketing Efforts. Reseller shall use its best efforts to
                 -----------------
promote the distribution and use of the Products solely in the Territory. Reseller shall have full freedom to establish the price for the Products.

          2.4.2  Organization.  Reseller shall maintain a sales organization of
                 ------------
sufficient size and qualifications to promote the sale of the Products throughout the Territory.

          2.4.3  End User Licenses.  Reseller shall not distribute a Product
                 -----------------
unless the recipient of the Product has signed and delivered to Reseller an End User License (for Products distributed pursuant to Section 2.1(i)) or a Pilot Program License (for Products distributed pursuant to Section 2.1(ii)).
Reseller shall sell, price and enforce licenses to use the Products in accordance with any restrictions set forth in the applicable End User License with respect to the permitted number of seats, users, transactions, domain names or other specified parameters.

          2.4.4  Enforcement of Licenses.  Reseller shall use its best efforts
                 -----------------------
to enforce the terms of the End User License or Pilot Program License accompanying the Products and inform Engage of any breach of such terms of which Reseller becomes aware. Reseller shall not make any representations, warranties, or other statements regarding the Product to any third party other than those contained in the documentation supplied by Engage with the Product.

          2.4.5  Marketing Materials.  Reseller shall submit to Engage for
                 -------------------
review any advertising, promotional or instructional materials relating to the Products (other than materials supplied by Engage) including translations of Engage-provided materials, and shall not publish or distribute any such materials without Engage's prior written approval. Reseller further agrees that Engage shall own all rights to and interests in any translation of Engage-supplied materials and shall undertake any necessary action to perfect such rights and interests. All such materials shall remain the sole and exclusive property of Engage.

          2.4.6  Installation and Maintenance Services.  Reseller shall be
                 -------------------------------------
solely responsible for providing maintenance and support services to its End Users and subdistributors, except as otherwise agreed upon between Engage and Reseller or SC.

Engage shall have no obligation under this Agreement to provide Reseller or its End Users any maintenance or support services. Reseller may elect to purchase maintenance and support services from Engage pursuant to a separate maintenance services agreement (the "Maintenance Services Agreement"); in such event, Engage shall be responsible for providing such services only to Reseller pursuant to the terms and conditions of such agreement. For avoidance of doubt, the foregoing shall not prejudice Engage's obligation to provide the warranty obligations in relation to the Products as set forth in Section 2.4.7.

          2.4.7  Warranty Services.  Reseller shall evaluate and process all
                 -----------------
warranty claims of End Users during the "Warranty Period" (one hundred twenty
(120) days from the date of delivery of the Products to the End User). Reseller shall use its commercially reasonable best efforts to determine whether problems with the Products are due to (i) user or operational error, (ii) a defect in the Product media, or (iii) a Product Error or other failure to meet the warranties set out in Section 11.1 (such Errors and failures are defined herein as "Warranty Defects"). Reseller shall use its commercially reasonable best efforts to resolve with End Users all user and operational errors. If problems are attributable to defective media, Engage shall, as soon as practicable, supply replacement Products at no cost to Reseller. If Reseller believes that user problems are due to Warranty Defects, it shall promptly report this fact to Engage and Engage shall make its best endeavors to remedy such Warranty Defects pursuant to Section 2.5.2 and Section 11.1.

          2.4.8  Governmental Registrations, Import Permit, Taxes and Duties.
                 -----------------------------------------------------------
Reseller shall be responsible, at its own expense, for obtaining all (i) governmental registrations in the Territory required for the performance of this Agreement (and shall provide translated copies of related documents to Engage), and (ii) necessary export and import permits and certificates. Reseller shall pay any and all taxes and duties imposed on the delivery of the Products.

          2.4.9  Leads.  Reseller agrees to advise Engage promptly of any
                 -----
license leads or potential customers for the license of the Products outside of the Territory.

          2.4.10  Competitive Products.  Reseller shall not, except with
                  --------------------
Engage's prior written consent, either directly or indirectly through a third party, promote, market, sell, distribute, support or maintain any software reasonably deemed by Engage to be similar to and competitive with a Product.

     2.5  Engage Duties.
          -------------

          2.5.1  Warranty Support.  Engage shall make its best endeavors to
                 ----------------
remedy any Warranty Defects reported to it during the Warranty Period, and to supply

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

replacement Products to Reseller in exchange for Products that fail to meet warranted performance during the Warranty Period because of such Warranty Defects.

          2.5.2  Promotional Literature.  At Reseller's request, Engage shall
                 ----------------------
supply without cost to Reseller an initial allotment of Engage's standard promotional literature (which are written in the English language) for each of the Products, in accordance with Engage's standard policies. Engage agrees upon request to provide additional copies of such promotional literature at Engage's standard rates.

          2.5.3  Product Changes. Engage reserves the right to modify or
                 ---------------
discontinue any Product, or version or release of a Product, at any time upon forty-five (45) days prior notice to Reseller.

          2.5.4  Price Changes.  If, at any time during the term of this
                 -------------
Agreement, Engage determines to change the price or specifications of the Products, the price of training or the terms of its End User License or Pilot Program License, [**] such change may have on the operation of Reseller. If, as a result of such a change to any Product or the release of a new version of any Product, [**]. Without prejudice to the foregoing obligations of Engage, Engage will [**] thereof and terms of the standard forms.

3.   Ordering and Delivery.
     ---------------------

     Reseller shall place all orders for Products directly with Engage. Engage shall accept or reject each such order in its sole discretion. All orders shall be deemed subject to the terms of this Agreement and shall specify the Products, the quantity ordered, the discounted price, the platform, and such other information as Engage may reasonably request. Any different or additional terms of any purchase order, confirmation, or similar form even if signed by the parties after the Effective Date shall have no force or effect. All orders are binding upon Engage's written confirmation or shipment. All shipments are FOB Engage's designated shipping facility and shall be deemed accepted by Reseller upon delivery.

4.   Fees; Payments Terms.
     --------------------

     4.1  Initial Purchase.  Reseller shall pay Engage in advance for Reseller's
          ----------------
anticipated initial purchases of localized Products in the amount of up to[**]. Engage shall invoice Reseller on a monthly basis for amounts equal to the [**] of Engage's cost of localizing the Products, and Reseller shall pay amounts so invoiced in accordance with Section 4.3.

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

     4.2  Pricing and Payment.  Reseller shall pay Engage [**] of the price set
          -------------------
forth on the then current U.S. List Price for each English-language Product purchased, and [**] of the price set forth on the then-current Territory List Price for each localized Product purchased. Engage may, at its sole discretion, modify any of its prices for Products or training services at any time [**].

     4.3  Payment Terms.  Except as expressly provided otherwise, all payments
          -------------
hereunder shall be made in U.S. dollars within thirty (30) days of the date of Engage's shipment F.O.B. Andover, Massachusetts. Reseller shall pay all applicable shipping charges, duties, assessments and taxes (exclusive of taxes on Engage's net income). Any payments more than thirty (30) days overdue will bear a late payment fee of 1.5% per month, or, if lower, the maximum rate allowed by law.

     4.4  Records; Inspection.  Reseller shall provide Engage with a written or
          -------------------
electronic monthly report, in a mutually agreed upon format, which report shall be sufficient to verify the sale, license and transfer of Products and revenue received or invoiced (including names and addresses of End Users and subdistributors). Upon Engage's request, at mutually agreeable times, but in no event later than fifteen (15) days following Engage's request, Engage or an agent or accounting firm chosen by Engage shall be provided reasonable access during normal business hours to the records of Reseller for purposes of audit of fees, if any, due and may make copies of such records. In addition, Reseller will cooperate with Engage's reasonable request for Reseller to make such inspection with respect to a subdistributor. Engage shall be provided a reasonable opportunity to interview Reseller's End Users and subdistributors and any employees who have engaged in the marketing related to the Products in order to corroborate the information contained in such records. If any such audit reveals an underpayment of more than 5% with respect to amounts due in any fiscal quarter of Reseller, Reseller shall pay the cost of Engage's audit.

5.   Proprietary Rights
     ------------------

     For purposes of this Agreement only, as between the parties, Engage and its suppliers have and shall retain all right, title and interest in and to the Products (subject to the licenses granted herein), all copies and Derivative Works thereof (including revisions, Updates, versions and releases), and all other materials, including intellectual property rights therein, subject to the rights and licenses granted to NEWCO and other restrictions as mutually agreed upon in the Sharehoders Agreement or other Related Agreements.

6.   Trademark License.
     -----------------

     Engage hereby grants to Reseller the right in the Territory during the term of this Agreement to use Engage's names, marks, logos, and other identifiers for the Products ("Marks") only on or in connection with the Products and Reseller's advertising for the Products, provided that Reseller shall: (i) only use the Marks in the form and manner, and in accordance with the quality standards, that Engage prescribes (and which it may change from time to time); (ii) at Engage's request, submit samples of packaging and advertising to Engage for approval;
(iii) upon termination of this Agreement for any reason, immediately cease all use of the Marks. All goodwill associated with Engage's Marks and Reseller's use of such Marks shall inure to Engage. Reseller shall not contest the validity of, use, register or attempt to register, or take other action with respect to any name, logo, trademark, service mark, or other identifier used anywhere in the world by Engage (or a mark confusingly similar thereto), except to the extent authorized in writing by Engage in advance. Reseller's use of the Marks shall clearly identify Engage as the owner of the Marks. Reseller shall immediately notify Engage of any potential infringement of a Mark of which Reseller becomes aware.

7.   Confidentiality.
     ---------------

     7.1  Confidential Information.  The parties acknowledge and agree that
          ------------------------
during the course of performing their respective duties under this Agreement, the parties may exchange confidential and proprietary information ("Confidential Information"). Confidential Information shall include, without limitation, the terms of this Agreement, customer lists, the source code form of the Products, trade secrets, product plans and schedules, new product information, technical data and know-how, instructional and operating manuals, financial information, marketing and sales data and plans, and other oral and written information.
Each party acknowledges that the Confidential Information of the other party constitutes valuable trade secrets of that party. Each party agrees, therefore, to preserve the confidential nature of the other party's Confidential Information by retaining such Confidential Information in strict confidence and using such Confidential Information only as required to perform hereunder. Each party agrees to promptly report to the other party any violations of these provisions by its employees, consultants, or agents of which they are aware. Except as expressly permitted under this Agreement, neither party shall use, copy, make, modify, display or transmit the Confidential Information, in whole or in part, or cause or permit any third party to do so, without the prior written consent of the other party. A party shall have no duty of confidentiality under this Section 7 with respect to information the receiving party can document: (a) is or has become readily publicly available without restriction through no fault of the receiving party or its employees or agents;
(b) is received without restriction from a third party lawfully in possession of such information and lawfully empowered to disclose such information; (c) was rightfully in possession of the receiving party without restriction prior to its disclosure by the other party; (d) was independently developed by the receiving party without access to such Confidential Information; or (e) was required to be disclosed by a court or other governmental authority after reasonable notice is given to the other party.

     7.2  Equitable Relief.   If either party breaches any obligation with
          ----------------
respect to the use or confidentiality of the Confidential Information, the other party shall be entitled to equitable relief to protect its interests therein, including without limitation preliminary and permanent injunctive relief in addition to any other remedies it may have.

8.   Term and Termination.
     --------------------

     8.1  Term.     This Agreement shall commence as of the Effective Date and,
          ----
unless sooner terminated as set forth in Section 8.2, continue indefinitely.

     8.2  Termination.
          -----------

          8.2.1  Termination by Engage.  If SC has not, on or prior to August
                 ---------------------
31, 1998, (i) satisfied the conditions of Sections 2.2 and 2.3 of the Shareholders Agreement relating to the Reseller between Engage and SC (the "Shareholders Agreement") and (ii) consummated an equity investment in Engage of no less than $1,500,000 due to a reason solely attributable to SC, then this Agreement may be terminated by Engage at any time thereafter upon thirty (30) days written notice.

          8.2.2  Termination for Cause.  Either party may, at its option,
                 ---------------------
terminate this Agreement if (i) the other party materially breaches a material provision of this Agreement, (ii) such party gives the other party written notice of such material breach (the "Default Notice") stating such party's intention to terminate this Agreement, (iii) the other party fails to correct such breach within thirty (30) days following its receipt of the Default Notice, and (iv) such party gives the other party written notice of termination of this Agreement, which termination will be effective upon its receipt.

          8.2.3  Termination for Financial Distress.  In the event that either
                 ----------------------------------
party files a petition in bankruptcy, or has such a petition filed against it that is not dismissed within thirty (30) days after filing, or is placed in a receivership or reorganization proceeding or is placed in a trusteeship involving an insolvency, or ceases doing business in the ordinary course, this Agreement automatically shall terminate.

          8.2.4  Additional Termination Rights.  Engage may elect to terminate
                 -----------------------------
this Agreement immediately upon notice to Reseller in the event that (i) the Shareholders Agreement is terminated for a reason not attributable to Engage, or
(ii) the Reseller is liquidated or dissolved for any reason, in which case termination of this Agreement shall be effected immediately prior to the Reseller's duly authorized decision to liquidate or dissolve and otherwise in such a manner as to comply with applicable law and the objective of this Section 8.2.4.

          8.2.5  Nonexclusive Remedy.  Termination is not an exclusive remedy
                 -------------------
and all other remedies will be available whether or not termination occurs.

          8.2.6  Refund of Prepayment.  In the case of the Agreement being
                 --------------------
terminated due to a reason solely attributable to Engage, Engage shall refund to Reseller the prepayment for any localized Products not yet delivered at the time of such termination.

9.   Effect of Termination.
     ---------------------

     9.1  Consequences.  Upon expiration or termination of this Agreement for
          ------------
any reason: (i) all licenses and other rights granted to Reseller under this Agreement will become null and void; (ii) each party will return all tangible embodiments of Confidential Information, catalogs and sales literature in its possession or control, or at the other party's option, destroy such materials and provide the other party with a certificate signed by an executive officer attesting to the destruction thereof; (iii) all outstanding obligations or commitments of either party to pay amounts to the other party, if any, will become immediately due and payable; and (iv) for any order of Products received but not shipped at the time of termination, Engage shall have the option to cancel the order or fulfill the order in the case of the Agreement being terminated due to the reason attributable to Reseller. Each party understands that the rights of termination hereunder are absolute. Notwithstanding the foregoing, upon the expiration or termination of this Agreement (but not in the event of termination of this Agreement due to a breach by Reseller), (a) if Reseller has acquired Products under this Agreement remaining in its inventory, Reseller may for six (6) months sell such Products under the provisions of this Agreement, or, upon the mutual agreement of the parties, return such Products for credit, and (b) Reseller may retain and use internally, solely for purposes of providing maintenance and support services to End Users, a copy of each Product for which Reseller is contractually obligated, as of the effective date of termination or expiration, to provide such services; provided, however, that
(y) the foregoing right shall terminate with respect to each Product upon the earlier of (A) expiration of the last such End User agreement and (B) one (1) year from the expiration or termination of this Agreement, and (z) Engage shall have no obligation to provide Reseller or its End Users with any maintenance or support services.

     9.2  No Separation Compensation.  Under no circumstances shall Engage be
          --------------------------
liable to the Reseller or any of its subdistributors by reason of termination, expiration or nonrenewal of this Agreement for indemnification, compensation, reimbursement, or damages for loss of prospective compensation, goodwill or loss thereof, or expenditures, investments, leases, or any type of commitment made in connection with the business of such party or in reliance on the existence of this Agreement including, but not limited to advertising and promotion costs, costs of supplies, termination of employees, employee salaries, and other such costs and expenses.

10.  Indemnification.
     ---------------

     10.1  Indemnification of Reseller.  Engage shall, at its expense,
           ---------------------------
indemnify, hold harmless and defend Reseller from and against any and all damages, costs and expenses, including reasonable attorneys' fees, incurred by Reseller in connection with (a) a claim that a Product, as delivered by Engage and used by Reseller within the scope of this Agreement, infringes any copyright, (b) a prohibition or restriction on Reseller's exercise of any right granted in Section 2 hereof during the term of this Agreement other than those prohibitions or restrictions set forth in this Agreement (or any other agreement between the parties); provided that Reseller notifies Engage promptly in writing of the infringement claim and Engage has sole control over the defense or settlement of such claim and Reseller, at its expense, provides reasonable assistance in the defense of the same. Notwithstanding the foregoing, in the event that an infringement is found and continued use of a Product is enjoined, Engage will, at its option and expense, either: (i) procure for Reseller the right to continue to use the Product; (ii) modify or alter the Product so that it becomes non-infringing; or (iii) replace the Product with a non-infringing alternative. If all of these options may only be exercised by Engage at an unreasonable cost, then Engage may require Reseller to immediately cease all use and distribution of the Product and terminate the End User Licenses granted under this Agreement and pay to the Reseller the Product purchase fees that Reseller paid to Engage, less a portion for prior usage, amortized over a 3 year period.

     Engage shall have no obligation to indemnify Reseller with respect to any claim based upon (i) any modification of a Product by a party other than Engage;
(ii) the combination, operation or use of the Product with a non-Engage software program or data if the claim would have been avoided had such combination, operation or use not occurred; or (iii) the use of other than the latest release of a Product, if such claim could have been avoided by use of the latest unmodified release, which release is provided by Engage to Reseller pursuant to the terms of the Maintenance Services Agreement. Engage's obligation to indemnify Reseller will be reduced to the extent the damages could have been reduced by Reseller's use of the latest release.

     10.2  Indemnification of Engage.  Reseller shall, at its expense,
           -------------------------
indemnify, hold harmless and defend Engage from, and against any and all damages, costs and expenses including reasonable attorneys' fees, incurred by Engage in connection with any claim (i) against Engage by an End User which relates to such End User's relationship with Reseller or a subdistributor (and not to any direct relationship which Engage may have with such End User), (ii) described in clauses (i) through (iii) of Section 10.1 above, (iii) arising from the performance of a Product or maintenance and support services rendered or required to be rendered in connection with the distribution of a Product to an End User, except, if Reseller has purchased maintenance and support services from Engage, as may be attributed to Engage's failure to render such maintenance and support services to Reseller, or (iv) any representation, promise, guarantee or warranty made or implied by Reseller or a subdistributor to the extent it exceeds or differs from those expressly set forth in the documentation accompapying a Product, EXCEPT as may be attributed to Engage's failure to meet the representations, warranties, covenants or other agreements herein or in the Shareholders Agreement.

     10.3  Use of Engage Name.  The rights and obligations contained in Section
           ------------------
12 of the Shareholders Agreement shall apply in relation to the Products as if they were set forth in full herein for the benefit of Reseller.

11.  Warranty and Disclaimer.
     -----------------------

     11.1  Warranty of Authority.  Engage represents and warrants that it
           ---------------------
possesses the rights in the Products to perform its obligations hereunder. The representations, warranties and covenants contained in Clauses 22.2 and 22.4 of the Shareholders Agreement shall apply in relation to the Products as if they were set forth in full herein for the benefit of Reseller.

     11.2  DISCLAIMER OF WARRANTIES.  OTHER THAN THE WARRANTIES MADE TO RESELLER
           ------------------------
CONTAINED OR REFERENCED HEREIN, ENGAGE MAKES NO WARRANTIES OR REPRESENTATIONS AS TO ANY PRODUCT OR AS TO ANY SERVICES RENDERED TO RESELLER OR ANY OTHER PERSON. ENGAGE RESERVES THE RIGHT TO CHANGE ITS PRODUCT WARRANTY AND SERVICE POLICIES AT ANY TIME, WITHOUT FURTHER NOTICE AND WITHOUT FURTHER LIABILITY TO RESELLER OR ANY OTHER PERSON SUBJECT TO THE CONSENT OF RESELLER WHICH CONSENT WILL NOT BE UNREASONABLY WITHHELD. EXCEPT AS SET FORTH ABOVE, AND TO THE EXThNT PERMITTED BY APPUCABLE LAW, ENGAGE DISCLAIMS ALL EXPRESS AND IMPLIED WARRANTIES, ORAL OR WRITTEN, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT AND ANY WARRANTIES ARISING FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR USAGE OF THE TRADE.

     11.3  Acknowledgement.  Reseller acknowledges that the Products have not
           ---------------
been prepared to meet the individual requirements of Reseller or its End Users. It is the responsibility of Reseller and its End Users to ensure that the functions and facilities performed by a Product meet the End User's requirements.

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omssions.

12.  Limitation of Liability.
     -----------------------

     NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER ENGAGE NOR ITS AFFILIATES SHALL BE LIABLE OR OBLIGATED WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT OR UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY AMOUNTS IN EXCESS IN THE AGGREGATE OF THE FEES PAID TO IT HEREUNDER OR IN THE PRODUCT PURCHASE AGREEMENT (AS DEFINED IN THE SHAREHOLDERS AGREEMENT); OR (II) SPECIAL, CONSEQUENTIAL, INCIDENTAL RELIANCE, EXEMPLARY, OR INDIRECT DAMAGES (INCLUDING SUCH DAMAGES DUE TO LOSS OF DATA, PROFITS, OR COMPUTER FAILURE) EVEN IF ENGAGE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

13.  Export Control.
     --------------

     Reseller shall comply with all applicable export laws and restrictions.

14.  Miscellaneous.
     -------------

     14.1  Assignment.  Reseller shall not assign this Agreement (by operation
           ----------
of law or otherwise), or any rights or obligations hereunder, without the prior written consent of Engage (and any attempt to do so shall be null and void).

           14.1.1  [**] Rights.  Pursuant to a  [**] Engage granted [**] a
                  ------------
worldwide, non-exclusive right to market and distribute certain of Engage's products. If [**] exercises its right to market and distribute such products in the Territory, Engage shall use its best efforts (which shall not require Engage to make any associated payment [**]) to cause [**] of the Reseller in the Territory with respect to such products. If [**] to the Reseller in the Territory, then with respect to each such product sold by [**] in the Territory during the term of this Agreement Engage shall pay to the Reseller an amount equal to [**] of the price paid by each customer [**]. To the extent permitted by the terms of the [**] Agreement, Engage shall provide the Reseller with records and other data regarding [**] sales of such products in the Territory to the extent necessary for calculation of fees owed by Engage to the Reseller under this Section.

           14.1.2  Successors and Assigns.  Subject to the limitations above,
                  ----------------------
this Agreement will mutually benefit and be binding upon the parties, their successors and assigns.

     14.2  Waiver.  No waiver of any portion of this Agreement shall be
           ------
effective unless in writing. The failure of a party at any time to require performance by the other party of any provision shall in no way affect the right of such party to enforce that or any other provision of this Agreement. No waiver of any breach of this Agreement shall constitute a waiver of any subsequent breach of the same or any other provision of this Agreement.

     14.3  Notices.  All notices given pursuant to this Agreement shall be in
           -------
writing sent prepaid by certified or registered mail or overnight express service, with return receipt requested in each case. All notices sent by certified mail shall be effective three days after being sent out provided that
a facsimile copy is contemporaneously sent.   Notices sent by overnight express
service shall be effective as of the first business day following submission to the overnight express delivery service. All such notices shall be directed to the respective parties at the addresses set forth on the first page of this Agreement unless either party notifies the other in writing of a new address.

     14.4  Law and Jurisdiction.  This Agreement shall be governed and
           --------------------
interpreted in all respects by and according to the laws of the Commonwealth of Massachusetts, U.S.A., excluding its choice of law provisions. It is the express intent and agreement of the parties that the United Nations Convention for the International Sale of Goods shall not apply to this Agreement or to purchase orders thereunder. This Agreement is written in the English language

     14.5  Disputes.  Any dispute, controversy or difference which may arise
           --------
among the parties out of or in relation to or in connection with this Agreement or for the breach thereof shall be amicably settled by consultation among the parties. All such disputes, controversies and differences, if not settled amicably, shall be finally settled by arbitration pursuant to the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with the said rules. In the event that the arbitration is sought by Engage, the arbitration shall be held in Tokyo, Japan. In the event that the arbitration is sought by Reseller, the arbitration shall be held in Boston, Massachusetts, U.S.A. The arbitration shall be in the English language. Notwithstanding the foregoing, each party shall have the right to institute judicial proceedings against the other party or anyone acting by, through or under such other party in order to enforce the instituting party's rights hereunder through reformation of contract, specific performance, injunction or similar equitable relief.

     14.6  Compliance With Law.  Each party shall at all times during the term
           -------------------
of this Agreement perform its duties hereunder in accordance with all local, state, federal and international laws and regulations, including without limitation the Foreign Corrupt Practices Act of the United States. Reseller shall take all actions that are reasonably required to ensure that this Agreement and the transaction contemplated hereby comply with all applicable laws, regulations, rules or other legal and administrative requirements in the Territory.

     14.7  Independent Contractor.  Reseller agrees that it is an independent
           ----------------------
contractor and that this Agreement and relations between Engage and Reseller hereby established do not constitute a joint venture, agency or contract of employment between them, or any other similar relationship. Neither party has the right or authority to assume or create any obligation or responsibility on behalf of the other.

     14.8  Severability.  If any provision of this Agreement shall be adjudged
           ------------
by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

     14.9  English.  This Agreement has been drafted and executed in the English
           -------
language. In the event of any ambiguity between the English language version and any translation into any other language, the meaning and intent contained in the English language version shall prevail

     14.10 Entire Agreement.  This Agreement, including Exhibits A and B
           ----------------                             ----------------
attached hereto, constitutes the complete and exclusive statement of the mutual understanding of the parties relating to the subject matter hereof, and supersede and cancel all previous written and oral agreements and communications relating to the subject matter of this Agreement and said agreements.

     14.11 Section Headings.  Section headings are for convenience only and
           ----------------
shall not be considered in the interpretation of this Agreement.

     14.12 Counterparts.  This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall not be a condition to effectiveness that each party shall have executed the same counterpart.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the date first written above.

ENGAGE TECHNOLOGIES, INC.                ENGAGE TECHNOLOGIES JAPAN, INC.

By:  /s/  Paul Schaut                         By:  /s/  Makoto Shibahara
   ------------------------------                -------------------------------

Name:   Paul Schaut                           Name:   Makoto Shibahara
     ----------------------------                  -----------------------------

Title:       CEO                              Title:     President
      ---------------------------                   ----------------------------

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